Exhibit 10.5

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of February 22, 2011 between D3 Technologies, a California corporation (“Corporation”), a wholly owned subsidiary of LMI AEROSPACE, INC. (“Parent”), a Missouri corporation, and Richard L. Johnson (“Employee”),

Whereas, the Corporation and the Employee are parties to an employment agreement between the Corporation and the Employee dated as of November 1, 2010 (the “Employment Agreement”) and an Amendment to Employment Agreement (the “First Amendment”), copies of which are attached and incorporated herein by reference;

Whereas, the Corporation and the Employee have agreed to a Second Amendment to Employment Agreement;

Whereas, Section 11 of the Employment Agreement provides that amendments thereto must be in writing and signed by both parties;

NOW THEREFORE, the Corporation and the Employee do hereby agree to the following:

1.              Section 2(B) and subsections (1) and (2) of the Employment Agreement are hereby deleted and replaced with the following Section 2(B) and subsections (1) and (2):

1.
                (B)           If employment is terminated in conjunction with a change in the control of the Corporation or the Parent, the Corporation will provide the Employee with severance pay under the circumstances specified in (1) and (2) of this subsection 2(B), and the conditions set forth in subsections 2(C) and (D) of this Agreement. For the purposes of this Agreement, a “Change in Control” is defined as the sale of substantially all of the operating assets of the Corporation or the Parent, the acquisition of more than fifty percent (50%) of the stock of the Corporation or Parent by a group of shareholders or an entity which acquires control of the Corporation or Parent (a “Purchaser”), or a merger or consolidation of the Corporation or Parent with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the total voting power represented by the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation.

(1)            If the Change in Control results in the involuntary termination of the Employee or results in the Employee electing within nine (9) months from the date of the Change in Control to terminate his employment for Good Reason (as defined in subsection 2(E)(2)), the Corporation shall provide the Employee with severance pay in an amount that is equal to two and one-half times one times his annual Base Salary and shall pay the Employee any reasonably anticipated Performance Bonus for the fiscal year in which he was terminated on a prorated basis.

(2)            If the Employee voluntarily terminates his employment without Good Reason (as defined in subsection 2(E)) within ninety (90) days after the Change in Control, the Corporation shall provide the Employee with six (6) months of Base Salary if he has less than five (5) years of service with the Corporation as of the date of his termination and with twelve (12) months of Base Salary if he has five (5) or more years of service with the Corporation as of the date of Employee’s termination.

2.              All references in the Employment Agreement to the “Agreement” and any other references of similar import shall henceforth moan the Employment Agreement as amended by the First and Second Amendments.

3.              In the event of a conflict between the provisions of this Second Amendment and the provisions of the Employment Agreement (without regard to this Second Amendment), the provisions of this Second Amendment shall control.  All defined terms appearing in this Second Amendment shall continue to have the same meaning as provided in the Employment Agreement, unless modified by this Second Amendment.

4.              Except to the extent specifically amended by this Second Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Employment Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

5.              This Second Amendment shall be binding upon and inure to the benefit of the Corporation and the Employee and their respective heirs, executors, administrators, legal administrators, successors and permitted assigns.

6.              This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

The parties have executed this Second Amendment to Employment Agreement as of the date first above written.

D3 TECHNOLOGIES INC,
(“Corporation”)

By:	/s/ Ronald S. Saks
Ronald S. Saks

/s/ Richard L. Johnson
Richard L. Johnson